Exhibit 99.3
H.C. Price Co.
Combined Consolidated Financial Statements
As of and for the month ended
January 31, 2008

H.C. Price Co.
Index
As of and for the month ended January 31, 2008

Page(s)

Report of Independent Auditors	1

Combined Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Shareholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6—15

Report of Independent Auditors
To the Board of Directors and Shareholders of H.C. Price Co.
In our opinion, the accompanying combined consolidated balance sheet and the related statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of H.C. Price Co. and its subsidiaries and affiliates (the “Company”) at January 31, 2008, and the results of their operations and their cash flows for the month then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards as established by the Auditing Standards Board and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Houston, TX

July 22, 2009

H.C. Price Co.
Combined Consolidated Balance Sheet
As of and for the month ended January 31, 2008

(In thousands except share amounts)

Assets
Current assets
Cash and cash equivalents	$9,760
Marketable securities	248
Accounts receivable	53,961
Costs and estimated earnings in excess of billings on uncompleted construction contracts	19,126
Deferred construction costs	3,800
Prepaid expenses and other	5,894
Inventories	1,706

Total current assets	94,495
Property and equipment, net	48,438
Other assets	46

Total assets	$142,979

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$27,980
Current maturities of capital leases	2,788
Accounts payable	26,396
Accrued liabilities	12,519
Current portion of casualty insurance reserve	3,055
Billings in excess of costs and estimated earnings on uncompleted construction contracts	12,243

Total current liabilities	84,981
Long-term debt, less current maturities	7,678
Capital leases, less current maturities	2,031
Casualty insurance reserve, less current portion	5,673

Total liabilities	100,363

Commitments and contingencies (Note 9)

Minority interest	1,280

Shareholders’ equity
Common stock, $100 par value, 35,000 authorized, 32,000 issued and outstanding	3,200
Common stock, $0.10 par value, 50,000 authorized, 10,000 issued and outstanding	1
Additional paid-in capital	9
Retained earnings	34,738
Accumulated other comprehensive income	3,388

Total shareholders’ equity	41,336

Total liabilities and shareholders’ equity	$142,979

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statement of Operations
As of and for the month ended January 31, 2008

(In thousands)

Revenue:
Revenue from construction contracts	$43,787
Revenue from service contracts	4,368
Interest and other income	373

48,528

Expenses:
Cost of contract revenue	40,481
General and administrative expenses	4,248
Depreciation	584
Interest expense	260
Minority interest	(15)

45,558

Net income	$2,970

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statement of Shareholders’ Equity
As of and for the month ended January 31, 2008

(In thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Par Value	Capital	Earnings	Income	Total

Balances at December 31, 2007	42	$3,201	$9	$102,904	$2,689	$108,803

Net income	—	—	—	2,970	—	2,970
Other comprehensive income:
Net change in unrealized gain on available-for-sale securities	—	—	—	—	(17)	(17)
Foreign currency translation adjustment	—	—	—	—	716	716

Total comprehensive income						3,669
Distributions to shareholders	—	—	—	(71,136)	—	(71,136)

Balances at January 31, 2008	42	$3,201	$9	$34,738	$3,388	$41,336

The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Combined Consolidated Statement of Cash Flows
As of and for the month ended January 31, 2008

(In thousands)

Cash flows from operating activities:
Net income	$2,970
Adjustments to reconcile net earnings to net cash used in operating activities
Depreciation	584
Gain on sale of property and equipment	(20)
Minority interest in net income of subsidiaries	(15)
Changes in operating assets and liabilities
Accounts receivable	9,068
Costs and estimated earnings in excess of billings on uncompleted construction contracts	(15,611)
Deferred construction costs	(1,899)
Inventories	63
Prepaid expenses and other	258
Accounts payable	(4,116)
Accrued liabilities	4,945
Billings in excess of costs and estimated earnings on uncompleted construction contracts	175
Casualty insurance reserve	337

Net cash used in operating activities	(3,261)

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	35,250
Restricted cash	3,750
Purchases of property and equipment	(256)
Proceeds from sale of property and equipment	48

Net cash provided by investing activities	38,792

Cash flows from financing activities:
Repayments of long-term debt	(395)
Proceeds from long-term debt	18,000
Payments on capital lease obligations	(112)
Distributions to shareholders	(71,136)

Net cash used in financing activities	(53,643)

Effect of foreign currency exchange rate changes	990
Decrease in cash and cash equivalents	(17,122)
Cash and cash equivalents:
Beginning of period	26,882

End of period	$9,760

Supplemental cash flows information
Cash paid for interest	$260

Supplemental disclosure of noncash investing and financing activities
Net change in unrealized gain on available-for-sale securities	$(17)
The accompanying notes are an integral part of these combined consolidated financial statements.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

1.	Summary of Significant Accounting Policies

Nature of Organization and Operating Cycle

H.C. Price Co. (the “Company”) is a Delaware corporation which was incorporated on September 12, 1980. The Company is engaged in the construction of pipelines and related projects for the petroleum and natural gas industries. Work is performed primarily under fixed-unit price contracts and cost-reimbursable contracts with contract incentive provisions. The Company uses union labor on some of its contracts.

The length of the Company’s contracts varies but is typically between three to six months. In accordance with the normal practice in the construction industry, the Company includes asset and liability accounts relating to construction contracts in current assets and liabilities even when these amounts are realizable or payable over a period in excess of one year.

Basis of Presentation

The accompanying combined consolidated financial statements have been prepared on an accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The combined consolidated financial statements include the Company, its wholly owned subsidiaries and ownership interests in Price Ahtna J.V. and Price Ahtna LLC (the “Joint Ventures”) and Conam Construction Co. (“Conam”), an affiliated entity under common control. The Company’s wholly owned subsidiaries include H.C. Price Canada Company, a Nova Scotia unlimited liability company and O.J. Pipelines Canada Corporation, a corporation organized under the laws of New Brunswick, Canada (the “Subsidiaries”). Conam was incorporated in Texas on October 1, 1984. All significant intercompany accounts and transactions have been eliminated.

The Company’s two foreign subsidiaries, H.C. Price Canada Company and O.J. Pipelines Canada Corporation acquired O.J. Pipelines Canada, Limited Partnership (“OJPC”) in September 1998. Effective January 1, 2005, the subsidiaries owned and controlled 90.0% of OJPC operations with a 10.0% interest held by a limited partner.

The Company has a 49% interest in Price Ahtna, J.V., and a 65% interest in Price Ahtna, LLC. Conam has a 49% interest in Tikigaq Conam, LLC. The Company’s total ownership from its investment exceeds fifty percent of the earnings derived from the businesses as a result of equipment services and sponsorship fees. As a result, the Company is considered to have the ability to direct policies and management of these entities, and accordingly, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows of the joint venture and partnerships are included in the combined consolidated financial statements. The earnings and equity attributable to other parties to the joint venture and partnerships are reflected in the minority interest captions.

Revenue Recognition

Revenues from construction contracts are recognized on a percentage-of-completion method, measured by the percentage of contract costs incurred to date to the total estimated costs for each contract, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revenues from service and maintenance contracts are recognized when earned, as expenditures are incurred.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Total estimated costs, and thus contract income, are impacted by changes in productivity, scheduling, unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion and thus the timing of revenue recognition. Such changes may result in revisions to cost and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. An amount equal to contract costs attributable to claims is included in contract revenue when realization is probable and the amount can be reliably estimated.

Revenues recognized in excess of amounts billed are recorded as a current asset under the caption “Costs and estimated earnings in excess of billings on uncompleted contracts.” Billings in excess of revenues recognized are recorded as a current liability under the caption “Billings in excess of costs and estimated earnings on uncompleted contracts.”

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include all time deposits, certificates of deposit, and all highly liquid investments with original maturity dates of three months or less. The Company released $3,750,000 in restricted cash related to their demand revolving note payable to Comerica Bank in January 2008.

Marketable Securities

The Company accounts for investments in accordance with the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”). Marketable securities are classified based on management’s intention at the time of purchase and reevaluated at each balance sheet date. Securities are classified as available-for-sale and carried at fair value (quoted market value) with net unrealized gains and losses included in other comprehensive income in the combined consolidated statements of stockholders’ equity. Realized gains and losses from the sales of securities and declines in value determined to be other than temporary are determined using the specific identification method and are included in the statements of combined consolidated operations under other income.

During January 2008, our marketable securities consisted of auction rate securities and equity securities, which represented funds available for current operations. In accordance with SFAS 115, these short-term investments were classified as available-for-sale. The auction rate securities were carried at cost or par value, while the equity securities were recorded at fair value based on quoted market prices. Typically, the carrying value of auction rate securities approximates fair value due to the frequent resetting of their interest rates through the auction process. These securities had stated maturities beyond three months but were priced and traded as short-term instruments. The Company sold all of their auction rate securities in January 2008 at par value.

Account Receivables

Contract receivables from performing construction are based on contracted prices. Contract receivables are recorded when invoices can be issued under the terms of the contract and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

construction industry, and the financial stability of its customers. The Company believes no allowance for doubtful accounts is necessary at January 31, 2008.

Inventories

Inventories of supplies and spare parts are recorded at the lower of cost, determined using average costs, and net realizable value. No excess or obsolescence allowances existed at January 31, 2008.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Improvements or betterments that extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property and equipment disposals are recorded in other income.

Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, net of salvage value. The estimated useful life of construction machinery and equipment ranges from 4 to 20 years, while the estimated useful life of office furniture and equipment is 4 to 5 years.

The Company reviews its property for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no triggering event during January 2008 and therefore no impairment was recorded in January 2008.

Deferred Construction Costs

We defer material costs incurred at the beginning of a construction project when these materials benefit the entire construction period of a project, and we recognize these costs (net of estimated salvage) to the project costs based on utilization over the life of the project, generally three to six months. These material costs consist primarily of hardwood construction mats used under heavy equipment throughout the project. The amount included in Deferred Construction Costs represents amounts not yet charged to the construction projects in progress at the balance sheet date.

Foreign Currency Translation

The local currency of the Company’s Canadian subsidiaries is considered to be the functional currency. Assets and liabilities of these foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the month. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the cumulative translation adjustment included in accumulated other comprehensive income in stockholders’ equity. Realized gains and losses on foreign currency transactions, if any, are included in operating results for the period.

Comprehensive Income

Comprehensive income has been disclosed on the combined consolidated statement of stockholders’ equity. The accumulated other comprehensive income balance as of January 31, 2008 represents the cumulative translation adjustments and the net unrealized gain on available-for-sale securities.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

Income Taxes

The Company has elected, under applicable provisions of the Internal Revenue Code, to be taxed as a S Corporation. Under these provisions, all income, losses, credits, and deductions of the Company are passed through to the stockholders’ individual income tax returns. Accordingly, no provision for federal income taxes is included in the combined consolidated financial statements.

In May 2006, the State of Texas enacted legislation for a Texas margin tax which restructured the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new “taxable margin” component. As the tax base for computing Texas margin tax is derived from an income-based measure, management determined the margin tax is an income tax and the effect on deferred tax assets and liabilities should be included in the deferred tax calculation. Although the law states that the margin tax is not an income tax, it has the characteristics of an income tax since it is determined by applying a tax rate to a base that considers both revenues and expenses. For the month ended January 31, 2008, we determined the Texas margin tax to be de minimus.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined consolidated financial statements and accompanying notes. The use of estimated costs to complete each contract under the percentage-of-completion method, as discussed in Revenue Recognition above, is a significant variable in the process of determining income earned and is a significant factor in the accounting for contracts. Additional significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts, employee benefit obligations, warranties, environmental liabilities, and other contingencies. Actual results could differ from these estimates.

Fair Value Measurements

Our financial instruments include cash, receivables, payables and debt. At January 31, 2008, the estimated fair value of such financial instruments approximated their carrying value as reflected in our balance sheet. See Note 2 for further discussion of the Company’s fair value measurement of marketable securities.

2.	Marketable Securities

The Company implemented SFAS No. 157, Fair Value Measurements effective January 1, 2008 for its financial assets and liabilities measured on a recurring basis. SFAS No. 157 applies to all financial assets and liabilities that are being measured and reported on a fair value basis. This position was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption had no impact on the Company’s combined consolidated financial statements.

As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:
Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Measured based on prices or valuation models that required inputs that are both significant to the fair value measurement and less observable for objective sources (i.e., supported by little or no market activity).
As required by SFAS No. 157, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. Per SFAS No. 157, the Company has classified its marketable securities into one of the three levels based upon the data relied upon to determine the fair value.

In the absence of a secondary market, fair value was estimated based on a number of factors including the credit quality of the obligor and current available financial data of the investment. Based on this analysis, an unrecognized gain of $0.2 million is reflected at January 31, 2008 as accumulated other comprehensive income on the accompanying combined consolidated balance sheet.

The following table summarizes the valuation of the Company’s marketable securities by SFAS No. 157 pricing levels as of January 31, 2008 (in thousands):

Fair Value Measurement Using:
Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable	Asset
	Assets	Inputs	Inputs	at
	(Level 1)	(Level 2)	(Level 3)	Fair Value

Marketable securities	$248	$—	$—	$248

	$248	$—	$—	$248

The table below sets forth a reconciliation for assets measured at fair value on a recurring basis using quoted market prices (Level 1) during the month ended January 31, 2008:

Marketable securities at cost	$94,000
Total unrealized gain	154,000

Marketable securities as of January 31, 2008	$248,000

3.	Accounts Receivable

Accounts receivable at January 31, 2008 consist of the following (in thousands):

Contract receivables	$35,190
Retainage	18,771

$53,961

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

4.	Contracts in Progress

Costs and estimated earnings on uncompleted construction contracts at January 31, 2008 are as follows (in thousands):

Costs incurred on uncompleted construction contracts	$207,273
Estimated earnings	40,791

248,064
Less: Billings to date	(241,181)

$6,883

Included in the accompanying balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted construction contracts	$19,126
Billings in excess of costs and estimated earnings on uncompleted construction contracts	(12,243)

$6,883

5.	Property and Equipment

Property and equipment at January 31, 2008 consists of the following (in thousands):

Buildings and leasehold improvements	$2,659
Construction and office equipment	99,620

102,279
Less: Accumulated depreciation	(53,841)

Net property and equipment	$48,438

6.	Accrued Liabilities

Accrued liabilities at January 31, 2008, consist of the following (in thousands):

Profit sharing and benefits	$3,937
Payroll and related	3,612
Contractual claims liability	2,077
Other	2,893

$12,519

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

7.	Long-Term Debt

Long-term debt at January 31, 2008, consists of the following (in thousands):

Promissory note payable to Caterpillar Financial Services, Ltd.	$12,641
Demand revolving note payable to Comerica Bank, Canada	5,017
Line of credit — Comerica Bank, Texas	18,000

35,658
Less: Current maturities	(27,980)

$7,678

The promissory note payable to Caterpillar Financial Services, Ltd. is payable in blended monthly installments of $468,000 with interest at TD Canada Trust prime rate plus 1.25%, compounded monthly (5.75% at January 31, 2008), maturing November 21, 2010. Collateral includes a general security agreement, providing for security interest in and lien over all existing and after acquired personal and real property of OJPC and a guarantee by the Company. The promissory note was paid effective June 28, 2008.

The demand revolving note payable to Comerica Bank, Canadian branch has a maximum amount of $12,125,000 and is repayable the earlier of (a) June 30, 2009 or (b) a demand by the bank for payment in full, with interest at the greater of (i) US Prime Rate (6.0% at January 31, 2008) or (ii) Canadian Prime rate plus 1.25% (5.75% at January 31, 2008). Collateral includes a guarantee by the Company and restricted cash deposited with Comerica Bank totaling $3,750,000 at January 31, 2008, equipment pledged by the Company, and a pledge of 65% of the capital stock of the subsidiaries. The demand revolving note was paid effective February 1, 2008.

The Company has a credit relationship with Comerica Bank — Texas providing up to $20 million working capital and $6 million letter of credit availability for which $18,000,000 was outstanding at January 31, 2008. The credit arrangement is secured by a first priority interest in the Company’s construction equipment and a secondary pledge of 65% of the capital stock of the Company holds in its subsidiaries and bears interest at prime rate (6.0% at January 31, 2008). At January 31, 2008, there were issued and outstanding letters of credit totaling approximately $5,890,000. The line of credit was paid effective February 1, 2008.

Future maturities of long-term debt for each of the five years subsequent to January 31, 2008 are as follows (in thousands):

Remainder of 2008	$27,555
2009	5,243
2010	2,860
2011	—
2012	—
Thereafter	—

Total future minimum lease payments	$35,658

The Company also maintains a subordinated, floating rate working capital line of credit guaranteed by Tie-in-Equipment Corp., an entity related to the Company through common ownership. Collateral for this commitment is a security interest in and a lien over all existing personal and real property of the Company. At January 31, 2008 there were no outstanding borrowings.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

The Company has a revolving credit facility to a maximum of CAD$6.0 million collateralized by certain accounts receivable. The revolving credit facility bears interest at the Royal Bank of Canada 30 day bankers acceptance rate plus 2.75% (4.03% at January 31, 2008) payable monthly in arrears. Successive extensions of the revolving credit facility are permitted in accordance with agreed terms. No amounts were outstanding at January 31, 2008.

8.	Leases

The Company is obligated under capital leases covering certain machinery and equipment that expire at various dates through 2008. At January 31, 2008, the gross amount of property and equipment and related accumulated depreciation held under capital leases were as follows (in thousands):

Equipment	$4,571
Less: Accumulated depreciation	(781)

$3,790

Amortization of assets held under capital leases is included with depreciation expense.

A summary of future minimum lease and interest payments under capital and operating leases at January 31, 2008 is as follows (in thousands):

	Capital	Operating

Remainder of 2008	$2,921	$5,439
2009	785	5,735
2010	785	3,173
2011	718	718
2012	—	439
Thereafter	—	168

Total future minimum lease payments	$5,209	$15,672

Less: Amount representing interest	(390)

Present value of future minimum capital lease payments	4,819
Less: Current portion	(2,788)

Long-term portion	$2,031

The Company conducts its operations in leased facilities and also leases storage space and construction equipment. Rental expense inclusive of month to month rentals under operating leases was approximately $3,140,000 for January 2008.

9.	Commitments and Contingencies

The Company participates in certain deductible insurance programs. In the opinion of management, the Company has adequately accrued for all liabilities arising from these agreements.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008

The Company and its subsidiaries are subject to other legal proceedings that arise in the ordinary course of their business. In the opinion of management, the aggregate liability, if any, with respect to these other actions will not materially adversely affect the financial position, results of operations or cash flows of the Company. The Company has the usual liability of contractors for the completion of contracts and the warranty of its work. In addition, the Company acts as prime contractor on a majority of the projects it undertakes and is typically responsible for the performance of the construction portion of the project, including subcontract work. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying combined consolidated financial statements.

Certain post-contract completion audits and reviews are periodically conducted by customers and/or government entities. One of our customers recently completed a review allowed under the contract terms and has notified the Company of claims for billing adjustments. Management has assessed this claim and believes it has adequately provided for its best estimate of exposure based on currently available information. While there can be no assurance that other claims will not be received as a result of such audits and reviews, management does not believe a legitimate basis exists for any material claims. At present, it is not possible for management to estimate the likelihood of such other claims being asserted or, if asserted, the amount or nature or ultimate disposition thereof.

10.	Employee Benefit Plan

The Company has a defined contribution plan for all eligible employees and, at the discretion of the board of directors, makes annual contributions to the plan.

The Company has a savings plan in the form of a defined contribution plan (the “401(k) Plan”) for substantially all U.S. based full-time employees of the Company. Employees of the company who have completed one or more years of active service, are eligible to participate, provided they are not covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining between the employee’s representative and the Company and the agreement does not require the Company to include such employees in the Plan. The 401(k) Plan provides for Company contributions in an amount equal to 15% of participants’ defined compensation subject to limits set forth by the Internal Revenue Code (IRC). No participant contributions to the 401(k) Plan are allowed other than direct rollovers from another qualified retirement plan. The Company made contributions of $555,000 to the plan in the month ended January 31, 2008, respectively.

Vesting in the Company’s contributions is based on years of vesting service. A participant is 100 percent vested after four years of credited service. Full and immediate vesting will also occur upon attainment of normal retirement age, death or disability. Participants who leave the Company before they are fully vested in the Company’s contributions forfeit their nonvested portion.

11.	Related Party Transactions

The Company also maintains a subordinated, floating rate working capital line of credit guaranteed by Tie-in-Equipment Corp., an entity related to the Company through common ownership. Collateral for this commitment is a security interest in and a lien over all existing personal and real property of the Company. No commitment fee was paid for the month ended January 31, 2008.

H.C. Price Co.
Notes to Combined Consolidated Financial Statements
As of and for the month ended January 31, 2008
12.	Concentrated Market and Credit Risks

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. The Company places its cash and cash equivalents and temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of FDIC insurance limits.

Accounts receivable at any given time are primarily concentrated in a small number of customer accounts. The Company grants credit, generally without collateral, to its customers. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk. To enforce collection of potential past-due balances, the Company can resort to mechanics’ and materialmens’ liens.

The Company’s customers are primarily engaged in the business of exploring for and producing oil and natural gas in Canada and the United States. The financial well being of these companies is affected by the price of these commodities. A concentrated number of the Company’s customers generated more than 10% of contract revenues and receivables. For the month ended January 31, 2008, one domestic customer and one foreign customer exceeded 10% of contract revenues, with revenues of $15.6 million and $24.4 million, respectively. Two domestic customers and one foreign customer had balances greater than 10% of contract receivables comprising of 75% and 15% of the total contract receivables balance, respectively.

13.	Subsequent Events

On January 31, 2008, Price Gregory Services, Incorporated acquired all of the issued and outstanding common stock of H.C. Price Co.